EXHIBIT 32.2
CERTIFICATION BY THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of Goldman Sachs Hedge Fund Strategies LLC, hereby certifies that Goldman Sachs Hedge Fund Partners II, LLC’s (the “Company”) Form 10-Q for the period ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jennifer Barbetta

Name:	Jennifer Barbetta
Title:	Chief Financial Officer
Dated: May 15, 2006
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.